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                                                                    Exhibit 21



                            Subsidiaries



Name                                          Jurisdiction of Incorporation
----                                          -----------------------------
MEHL Technologies, Inc.                               Delaware

Mehl Group Marketing, Inc.                            Puerto Rico

SLS (Biophile) Limited                                Wales

Integrated Technologies Research Limited              Wales

Video  Knights, Inc.                                  New Jersey